UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 20, 2008, Intervoice offered each of Mr. Ritchey, Mr. Holmes, Mr. Milton, Mr. Goldberg, Mr. Brown, Ms. Holko and Mr. Howell (each an “Officer” and together, the “Officers”) an amendment to his or her respective employment agreement with Intervoice in order to bring certain provisions of such agreement in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Amendments”). The Amendments do not affect the scope or amount of benefits the Officers are entitled to receive under their respective employment agreements. As of August 22, 2008, each Officer had executed his or her Amendment.
     The description above is qualified in its entirety by reference to the respective Amendments, with Mr. Ritchey’s amendment filed as Exhibit 10.1 hereto and incorporated herein by reference, Mr. Holmes’ amendment filed as Exhibit 10.2 hereto and incorporated herein by reference, Mr. Milton’s amendment filed as Exhibit 10.3 hereto and incorporated herein by reference, and Mr. Goldberg’s, Mr. Brown’s, Ms. Holko’s and Mr. Howell’s amendment filed as Exhibit 10.4 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Exhibit Title

10.1	Amendment Number 3 to the Employment Agreement between Intervoice and Robert E. Ritchey, dated effective as of August 20, 2008.

10.2	Amendment Number 1 to the Employment Agreement between Intervoice and Craig E. Holmes, dated effective as of August 20, 2008.

10.3	Amendment Number 1 to the Employment Agreement between Intervoice and James A. Milton, dated effective as of August 20, 2008.

10.4	Form of Amendment Number 1 to the Employment Agreements between Intervoice and its Senior Vice Presidents, dated effective as of August 20, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Senior Vice President, General Counsel and Secretary

Date: August 22, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Amendment Number 3 to the Employment Agreement between Intervoice and Robert E. Ritchey, dated effective as of August 20, 2008.

10.2	Amendment Number 1 to the Employment Agreement between Intervoice and Craig E. Holmes, dated effective as of August 20, 2008.

10.3	Amendment Number 1 to the Employment Agreement between Intervoice and James A. Milton, dated effective as of August 20, 2008.

10.4	Form of Amendment Number 1 to the Employment Agreements between Intervoice and its Senior Vice Presidents, dated effective as of August 20, 2008.